WARNER BROS. DISCOVERY
Q2 2022 Earnings Press Release | August 4, 2022

Warner Bros. Discovery, Inc. Reports Second-Quarter 2022 Earnings Results

We've had a busy, productive four months since launching Warner Bros. Discovery, and have more conviction than ever in the massive opportunity ahead. We have the most powerful creative engine and bouquet of owned content in the world, as highlighted by our industry leading 193 Emmy nominations, and we intend to maximize the value of that content through a broad distribution model that includes theatrical, streaming, linear cable, free-to-air, gaming, consumer products and experiences, and more, everywhere in the world.

We're confident we're on the right path to meet our strategic goals and really excel, both creatively and financially, and couldn't be more excited about the future of our company.

– David Zaslav, President & CEO

Financial Summary & Operational Highlights

- Q2 total reported revenues were $9,827 million. Pro forma combined(1) revenues decreased 1% ex-FX(2) compared to the prior year quarter.
- Net loss available to Warner Bros. Discovery, Inc. was $(3,418) million, and includes $2,004 million of amortization of intangibles, $1,033 million of restructuring and other charges, and $983 million of transaction and integration expenses.
- Total reported Adjusted EBITDA(3) was $1,664 million. Pro forma combined Adjusted EBITDA decreased 31% ex-FX compared to the prior year quarter.
- Cash provided by operating activities increased to $1,011 million and reported free cash flow(4) increased to $789 million.
- Ended Q2 with $3,896 million of cash on hand, gross debt(5) of $53.0 billion, and net leverage(6) of 5.0x.
- Ended Q2 with 92.1 million global DTC subscribers(7), an increase of 1.7 million versus 90.4 million subscribers at the end of Q1, as adjusted for the Company's new DTC subscriber definition. The new definition resulted in the exclusion of 10 million legacy Discovery non-core subscribers and unactivated AT&T mobility subscribers from the Q1 subscriber count.
- Warner Bros. Discovery was the #1 TV portfolio for total time spent by viewers(8) in the U.S., TNT was the #1 TV network overall for Men 18-49 & 18-34, driven by sports, and TLC was the #1 cable network in the industry, ex-sports, in Primetime for Women 25-54(9).
- Re-extended our agreement with AT&T to continue to offer its internet and mobility customers access to HBO Max's portfolio of original programming and series.

Three Months Ended June 30, *$ in millions*	2022			2021			% Change		
	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Combined (Actual)	Pro Forma Combined (ex-FX)
Total revenues	$ 9,827	$ 996	$ 10,823	$ 3,062	$ 8,149	$ 11,211	NM	(3)%	(1)%
Net (loss) income available to Warner Bros. Discovery, Inc.	(3,418)	1,267	(2,151)	672	(1,013)	(341)	NM	NM	NM
Adjusted EBITDA	1,664	100	1,764	1,117	1,459	2,576	49 %	(32)%	(31)%
Cash provided by operating activities	1,011			834			21 %		
Reported free cash flow	789			757			4 %		

Pro forma adjustments for Q2 2022 and Q2 2021 represent the WarnerMedia business's results for April 1 to April 8, 2022 and full Q2 2021 results, respectively. Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the transaction whereby the Company acquired the WarnerMedia business ("the Merger") had been completed on January 1, 2021. Refer to page 11 for more information.
NM - Not meaningful

1

WARNER BROS. DISCOVERY

Studios Segment

Three Months Ended June 30,

$ in millions	2022 Actual	2022 Pro Forma Adjustments	2022 Pro Forma Combined	2021 Actual	2021 Pro Forma Adjustments	2021 Pro Forma Combined	% Change Actual	% Change Pro Forma Combined (Actual)	% Change Pro Forma Combined (ex-FX)
Advertising	$ 10	$ —	$ 10	$ —	$ 27	$ 27	NM	(63)%	(63)%
Distribution	4	1	5	—	5	5	NM	— %	— %
Content	2,636	551	3,187	2	3,195	3,197	NM	— %	3 %
Other	146	16	162	—	104	104	NM	56 %	56 %
Total revenues	2,796	568	3,364	2	3,331	3,333	NM	1 %	4 %
Costs of revenues (excluding depreciation & amortization)	2,006	328	2,334	—	2,244	2,244	NM	4 %	6 %
Selling, general and administrative[10]	551	70	621	—	650	650	NM	(4)%	(2)%
Adjusted EBITDA	$ 239	$ 170	$ 409	$ 2	$ 437	$ 439	NM	(7)%	— %

Pro forma adjustments for Q2 2022 and Q2 2021 represent the WarnerMedia business's results for April 1 to April 8, 2022 and full Q2 2021 results, respectively. Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Refer to page 11 for more information.
NM - Not meaningful

Q2 2022 Highlights

- **Studios reported revenues were $2,796 million. Pro forma combined revenues increased 4% ex-FX compared to the prior year quarter.**
  - Pro forma combined content revenue increased 3% ex-FX. Games were a strong contributor behind the release of *LEGO Star Wars - The Skywalker Saga*. TV licensing revenues declined due to lower TV production revenue, partially offset by the timing of new series availabilities for distribution. Theatrical performance was unfavorably impacted by the timing of releases. Home entertainment across theatrical and television product was down due to strong COVID-induced demand in the prior year quarter.
  - Pro forma combined other revenue increased 56% ex-FX, primarily driven by the reopening of Warner Bros. Studio Tour London.
- **Studios reported operating expenses were $2,557 million. Pro forma combined operating expenses increased 4% ex-FX compared to the prior year quarter.**
  - Pro forma combined costs of revenues increased 6% ex-FX, primarily driven by higher games and theatrical content expense, partially offset by lower TV content expense.
  - Pro forma combined SG&A expenses decreased 2% ex-FX, primarily driven by lower marketing expenses given fewer theatrical releases.
- **Studios reported Adjusted EBITDA was $239 million. Pro forma combined Adjusted EBITDA was flat ex-FX compared to the prior year quarter.**


Abbott Elementary
Warner Bros. Television Group


The Batman
Warner Bros.


Elvis
Warner Bros.

WARNER BROS. TELEVISION GROUP
Primetime Emmy Nominations 44

2

WARNER BROS. DISCOVERY

Networks Segment

tbs CNN HGTV food network Discovery TNT tvn TLC EUROSPORT

Three Months Ended June 30, ($ in millions)	2022			2021			% Change		
	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Combined (Actual)	Pro Forma Combined (ex-FX)
Advertising	$ 2,624	$ 178	$ 2,802	$ 1,601	$ 1,195	$ 2,796	64 %	— %	2 %
Distribution	2,841	171	3,012	1,132	1,955	3,087	NM	(2)%	(1)%
Content	220	21	241	96	123	219	NM	10 %	11 %
Other	57	9	66	15	47	62	NM	6 %	6 %
Total revenues	5,742	379	6,121	2,844	3,320	6,164	NM	(1)%	1 %
Costs of revenues (excluding depreciation & amortization)	2,767	253	3,020	874	1,848	2,722	NM	11 %	14 %
Selling, general and administrative[10]	713	31	744	432	328	760	65 %	(2)%	— %
Adjusted EBITDA	$ 2,262	$ 95	$ 2,357	$ 1,538	$ 1,144	$ 2,682	47 %	(12)%	(11)%

Pro forma adjustments for Q2 2022 and Q2 2021 represent the WarnerMedia business's results for April 1 to April 8, 2022 and full Q2 2021 results, respectively. Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Refer to page 11 for more information.
NM - Not meaningful

Q2 2022 Highlights

- **Networks reported revenues were $5,742 million. Pro forma combined revenues increased 1% ex-FX compared to the prior year quarter.**
  - Pro forma combined advertising revenue increased 2% ex-FX, primarily driven by strong demand for sports advertising, partially offset by lower news, kids, and general entertainment performance in the U.S. International networks were impacted by modest declines in EMEA, offset by growth in Latin America, excluding the impact of Chilevisión, which was sold in September 2021.
  - Pro forma combined distribution revenue decreased 1% ex-FX, as increases in U.S. contractual affiliate rates were more than offset by a decline in linear subscribers in the U.S. and lower contractual affiliate rates in some European markets.
- **Networks reported operating expenses were $3,480 million. Pro forma combined operating expenses increased 11% ex-FX compared to the prior year quarter.**
  - Pro forma combined costs of revenues increased 14% ex-FX, primarily driven by higher sports rights.
  - Pro forma combined SG&A expenses were flat ex-FX, as higher marketing expenses were offset by cost synergies.
- **Networks reported Adjusted EBITDA was $2,262 million. Pro forma combined Adjusted EBITDA decreased 11% ex-FX compared to the prior year quarter.**


TNT
CARMAX

NBA on TNT

Our Most-Watched Premieres *(ex-news & sports)*[11]



90 Day Fiancé
TLC



Street Outlaws: America's List
Discovery


ALL ELITE
AEW

All Elite Wrestling
TBS

#1 Most-Watched TV Portfolio[12]
WARNER BROS. DISCOVERY

#1 TV Network Men 18-49 & 18-34[9]
TNT

CNN TNT tbs MAGNOLIA NETWORK Discovery
Primetime Emmy Nominations 9

3

WARNER BROS. DISCOVERY

Direct-to-Consumer Segment

HBO | HBO max | discovery+

Three Months Ended June 30, *$ in millions*	2022 Actual	2022 Pro Forma Adjustments	2022 Pro Forma Combined	2021 Actual	2021 Pro Forma Adjustments	2021 Pro Forma Combined	% Change Actual	% Change Pro Forma Combined (Actual)	% Change Pro Forma Combined (ex-FX)
Advertising	$ 96	$ 1	$ 97	$ 33	$ 4	$ 37	NM	NM	NM
Distribution	1,993	171	2,164	180	1,996	2,176	NM	(1)%	1 %
Content	132	11	143	2	134	136	NM	5 %	5 %
Other	4	2	6	1	2	3	NM	NM	NM
Total revenues	2,225	185	2,410	216	2,136	2,352	NM	2 %	4 %
Costs of revenues (excluding depreciation & amortization)	1,902	165	2,067	183	1,396	1,579	NM	31 %	33 %
Selling, general and administrative[10]	841	62	903	362	646	1,008	NM	(10)%	(10)%
Adjusted EBITDA	$ (518)	$ (42)	$ (560)	$ (329)	$ 94	$ (235)	(57)%	NM	NM

Pro forma adjustments for Q2 2022 and Q2 2021 represent the WarnerMedia business's results for April 1 to April 8, 2022 and full Q2 2021 results, respectively. Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Refer to page 11 for more information.
NM - Not meaningful

Q2 2022 Highlights

- **Total DTC subscribers[7] were 92.1 million, an increase of 1.7 million global subscribers since the end of Q1, as adjusted for our new harmonized subscriber definition. Global DTC ARPU[13] was $7.66.**
- **DTC reported revenues were $2,225 million. Pro forma combined revenues increased 4% ex-FX compared to the prior year quarter.**
  - Pro forma combined advertising revenue increased to $98 million ex-FX, primarily driven by the launch of the HBO Max ad-supported tier in June 2021 and subscriber growth on the discovery+ ad-lite tier.
  - Pro forma combined distribution revenue increased 1% ex-FX, as global retail subscriber gains at discovery+ and HBO Max compared to the prior year quarter were largely offset by lower domestic wholesale subscribers resulting from the Amazon Channels expiration in September 2021 for HBO Max.
- **DTC reported operating expenses were $2,743 million. Pro forma combined operating expenses increased 16% ex-FX compared to the prior year quarter.**
  - Pro forma combined costs of revenues increased 33% ex-FX, primarily driven by increased investments in programming expense to support existing platforms and new market launches in the past year.
  - Pro forma combined SG&A decreased 10% ex-FX, primarily driven by more efficient and measured marketing spend for discovery+ and HBO Max.
- **DTC reported Adjusted EBITDA was $(518) million. Pro forma combined Adjusted EBITDA decreased to $(571) million from $(233) million ex-FX compared to the prior year quarter.**

DTC Subscribers

In millions, except ARPU		Q2 2022	Q1 2022	Q2 2021
Domestic	Total subscribers[7]	53.0	53.3	49.7
Domestic	ARPU[13]	$ 10.54		
International	Total subscribers[7]	39.1	37.1	26.1
International	ARPU[13]	$ 3.69		
Total DTC subscribers[7]		92.1	90.4	75.8
Global ARPU[13]		$ 7.66		

Note: subscriber totals above may not sum due to rounding.
Domestic includes the U.S. and Canada.
Subscribers, as presented above, reflect the Company's new harmonized definition. Refer to page 12 for more information.



The Flight Attendant
HBO Max



Hillsong: A Megachurch Exposed
discovery+



Barry
HBO

HBO | HBO max
Primetime Emmy Nominations 140
More than any other network or platform

4

WARNER BROS. DISCOVERY

Corporate

Three Months Ended June 30,

$ in millions	2022 Actual	2022 Pro Forma Adjustments	2022 Pro Forma Combined	2021 Actual	2021 Pro Forma Adjustments	2021 Pro Forma Combined	% Change Actual	% Change Pro Forma Combined (Actual)	% Change Pro Forma Combined (ex-FX)
Adjusted EBITDA	$ (305)	$ (100)	$ (405)	$ (94)	$ (247)	$ (341)	NM	(19)%	(21)%

Pro forma adjustments for Q2 2022 and Q2 2021 represent the WarnerMedia business's results for April 1 to April 8, 2022 and full Q2 2021 results, respectively. Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Refer to page 11 for more information.
NM - Not meaningful

Inter-segment Eliminations

Three Months Ended June 30,

$ in millions	2022 Actual	2022 Pro Forma Adjustments	2022 Pro Forma Combined	2021 Actual	2021 Pro Forma Adjustments	2021 Pro Forma Combined	% Change Actual	% Change Pro Forma Combined (Actual)	% Change Pro Forma Combined (ex-FX)
Inter-segment revenue eliminations	$ (949)	$ (139)	$ (1,088)	$ —	$ (648)	$ (648)	NM	(68)%	(68)%
Inter-segment expense eliminations	(935)	(116)	(1,051)	—	(679)	(679)	NM	(55)%	(55)%
Adjusted EBITDA	$ (14)	$ (23)	$ (37)	$ —	$ 31	$ 31	NM	NM	NM

Pro forma adjustments for Q2 2022 and Q2 2021 represent the WarnerMedia business's results for April 1 to April 8, 2022 and full Q2 2021 results, respectively. Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Refer to page 11 for more information.
NM - Not meaningful

Leverage & Liquidity

- **Ended Q2 with $3,896 million of cash on hand, gross debt of $53.0 billion, and net leverage of 5.0x.**
  - During the quarter, the Company voluntarily repaid $3.5 billion of aggregate principal amount outstanding of its term loans due October 2023 and April 2025.
  - As of June 30, the average duration of the Company's outstanding debt was 14 years, with an average cost of debt of 4.2%.
  - Undrawn $6.0 billion revolving credit facility.

Reported Free Cash Flow

Three Months Ended June 30,

$ in millions	Reported Financial Results 2022	2021	% Change
Cash provided by operating activities	1,011	834	21 %
Purchases of property and equipment	(222)	(77)	NM
Reported free cash flow	$ 789	$ 757	4 %

- **Cash provided by operating activities increased to $1,011 million from $834 million compared to the prior year quarter.**
  - Reported free cash flow increased to $789 million, primarily driven by reported Adjusted EBITDA, partially offset by Merger-related cash charges and higher capex at the WarnerMedia business.

5

Cautionary Statement Concerning Forward-Looking Statements Information set forth in this communication contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties and on information available to Warner Bros. Discovery as of the date hereof. The Company’s actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in the Company's 2021 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC") on February 24, 2022, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on April 26, 2022, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 which is expected to be filed with the SEC on or about August 4, 2022, and its subsequent filings made with the SEC. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements include, without limitation, statements regarding future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Warner Bros. Discovery expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. 6 2022 Outlook(14) Warner Bros. Discovery, Inc. ("Warner Bros. Discovery" or the "Company") may provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the audio webcast are included below. Q2 2022 Earnings Conference Call Information Warner Bros. Discovery will host a conference call today, August 4, 2022 at 4:30 p.m. ET, to discuss its second quarter 2022 financial results. To access the webcast of the earnings call, which will be accompanied by a live slide presentation, please visit the Investor Relations section of the Company's website at www.wbd.com. Non-GAAP Financial Measures In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this communication may also contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the closest GAAP financial measures are available in the financial schedules in this release and on the Warner Bros. Discovery, Inc. investor relations website at: https://ir.wbd.com. About Warner Bros. Discovery Warner Bros. Discovery (NASDAQ: WBD) is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of content and brands across television, film and streaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, discovery+, CNN, DC, Eurosport, HBO, HBO Max, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Pictures, Warner Bros. Television, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com. Contacts Media Investor Relations Nathaniel Brown Andrew Slabin Peter Lee (212) 548-5959 (212) 548-5544 (212) 548-5907 nathaniel_brown@discovery.com andrew_slabin@discovery.com peter_lee@discovery.com

WARNER BROS. DISCOVERY

Warner Bros. Discovery, Inc.
Consolidated Statements of Operations

Unaudited; in millions, except per share amounts	Reported Financial Results			
	Three Months Ended June 30,		Six Months Ended June 30,	
	2022	2021	2022	2021
Advertising	$ 2,721	$ 1,634	$ 4,197	$ 3,043
Distribution	4,838	1,312	6,190	2,570
Content	2,064	100	2,387	212
Other	204	16	212	29
Total revenues	**9,827**	**3,062**	**12,986**	**5,854**
Costs of revenues, excluding depreciation and amortization	6,625	1,055	7,861	2,024
Selling, general and administrative	3,538	952	4,578	2,003
Depreciation and amortization	2,266	341	2,791	702
Restructuring and other charges	1,033	7	1,038	22
Loss (gain) on disposition	4	(72)	4	(72)
Total costs and expenses	**13,466**	**2,283**	**16,272**	**4,679**
Operating (loss) income	(3,639)	779	(3,286)	1,175
Interest expense, net	(511)	(157)	(664)	(320)
Loss from equity investees, net	(43)	(7)	(57)	(11)
Other (expense) income, net	(51)	105	439	173
(Loss) income before income taxes	**(4,244)**	**720**	**(3,568)**	**1,017**
Income tax benefit (expense)	836	(2)	635	(108)
Net (loss) income	**(3,408)**	**718**	**(2,933)**	**909**
Net income attributable to noncontrolling interests	(7)	(38)	(23)	(84)
Net income attributable to redeemable noncontrolling interests	(3)	(8)	(6)	(13)
Net (loss) income available to Warner Bros. Discovery, Inc.	**$ (3,418)**	**$ 672**	**$ (2,962)**	**$ 812**
Net (loss) income per share allocated to Warner Bros. Discovery, Inc. Series A common stockholders:				
Basic	$ (1.50)	$ 1.02	$ (2.09)	$ 1.23
Diluted	$ (1.50)	$ 1.01	$ (2.09)	$ 1.22
Weighted average shares outstanding:				
Basic	2,286	589	1,443	587
Diluted	2,286	664	1,443	666

The above income statement shows reported financials, which represent WBD's financial results since the closing of the Merger with the WarnerMedia business on 4/8/2022. Financials for the three and six months ended June 30, 2022 include Discovery results from 1/1/2022 through 6/30/2022 and the WarnerMedia business's results from 4/9/2022 through 6/30/2022. Financials for the three and six months ended June 30, 2021 include Discovery standalone results from 1/1/2021 through 6/30/2021, and do not include the WarnerMedia business.

7

WARNER BROS. DISCOVERY

Warner Bros. Discovery, Inc.
Consolidated Balance Sheets

Unaudited; in millions, except par value	Reported Financial Results	
	June 30, 2022	December 31, 2021
ASSETS		
Current assets:		
Cash and cash equivalents	2,575	3,905
Receivables, net	7,049	2,446
Prepaid expenses and other current assets	5,825	913
Total current assets	**15,449**	**7,264**
Film and television content rights and games, net	30,120	3,832
Property and equipment, net	5,597	1,336
Goodwill	34,273	12,912
Intangible assets, net	48,724	6,317
Other noncurrent assets	8,077	2,766
Total assets	**$ 142,240**	**$ 34,427**
LIABILITIES AND EQUITY		
Current liabilities:		
Accounts payable	$ 1,397	$ 412
Accrued liabilities	10,279	2,230
Deferred revenues	1,663	$ 478
Current portion of debt	1,097	339
Total current liabilities	**14,436**	**3,459**
Noncurrent portion of debt	51,388	14,420
Deferred income taxes	13,666	1,225
Other noncurrent liabilities	9,803	1,927
Total liabilities	**89,293**	**21,031**
Commitments and contingencies		
Redeemable noncontrolling interests	328	$ 363
Warner Bros. Discovery, Inc. stockholders' equity:		
Series A common stock: $0.01 par value; 10,800 and 0 shares authorized; 2,658 and 0 shares issued; and 2,428 and 0 shares outstanding	27	—
Preferred stock: $0.01 par value; 1,200 and 0 shares authorized, 0 shares issued and outstanding	—	—
Discovery Series A-1 convertible preferred stock: $0.01 par value; 0 and 8 shares authorized, issued and outstanding	—	—
Discovery Series C-1 convertible preferred stock: $0.01 par value; 0 and 6 shares authorized; 0 and 4 shares issued and outstanding	—	—
Discovery Series A common stock: $0.01 par value; 0 and 1,700 shares authorized; 0 and 170 shares issued; and 0 and 169 shares outstanding	—	2
Discovery Series B convertible common stock: $0.01 par value; 0 and 100 shares authorized; 0 and 7 shares issued and outstanding	—	—
Discovery Series C common stock: $0.01 par value; 0 and 2,000 shares authorized; 0 and 559 shares issued; and 0 and 330 shares outstanding	—	5
Additional paid-in capital	54,439	11,086
Treasury stock, at cost: 230 and 230 shares	(8,244)	(8,244)
Retained earnings	6,614	9,580
Accumulated other comprehensive loss	(1,453)	(830)
Total Warner Bros. Discovery, Inc. stockholders' equity	**51,383**	**11,599**
Noncontrolling interests	1,236	1,434
Total equity	**52,619**	**13,033**
Total liabilities and equity	**$ 142,240**	**$ 34,427**

The above balance sheet shows reported financials, which represent WBD's financial results since the closing of the Merger with the WarnerMedia business on 4/8/2022. Financials for the three and six months ended June 30, 2022 include Discovery results from 1/1/2022 through 6/30/2022 and the WarnerMedia business's results from 4/9/2022 through 6/30/2022. Financials for the three and six months ended June 30, 2021 include Discovery standalone results from 1/1/2021 through 6/30/2021, and do not include the WarnerMedia business.

8

WARNER BROS. DISCOVERY

Warner Bros. Discovery, Inc.
Consolidated Statements of Cash Flows

Unaudited; in millions	Reported Financial Results Six Months Ended June 30, 2022	2021
Operating Activities		
Net (loss) income	$ (2,933)	$ 909
Adjustments to reconcile net income to cash provided by operating activities:		
Content rights amortization and impairment	6,348	1,516
Depreciation and amortization	2,791	702
Deferred income taxes	(915)	(242)
Preferred stock conversion premium	789	—
Share-based compensation expense	210	95
Gain on disposition	4	(72)
Equity in losses of equity method investee companies and cash distributions	91	38
Gain on sale of investments	(132)	(20)
Gain from derivative instruments, net	(496)	—
Other, net	60	(100)
Changes in operating assets and liabilities, net of acquisitions and dispositions:		
Receivables, net	(444)	(141)
Film and television content rights, games and payables, net	(4,410)	(1,701)
Accounts payable, accrued liabilities, deferred revenues and other noncurrent liabilities	8	41
Foreign currency, prepaid expenses and other assets, net	363	78
Cash provided by operating activities	1,334	1,103
Investing Activities		
Purchases of property and equipment	(307)	(167)
Cash acquired from business acquisition	2,419	—
Proceeds from sales and maturities of investments	139	348
Investments in and advances to equity investments	(109)	(105)
Proceeds from derivative instruments, net	720	—
Other investing activities, net	18	120
Cash provided by investing activities	2,880	196
Financing Activities		
Principal repayments of term loans	(3,500)	—
Principal repayments of debt, including premiums to par value	(327)	(339)
Distributions to noncontrolling interests and redeemable noncontrolling interests	(264)	(213)
Purchase of redeemable noncontrolling interests	—	(31)
Borrowings under commercial paper program	90	—
Repayments under commercial paper program	(90)	—
Other financing activities, net	(66)	45
Cash used in financing activities	(4,157)	(538)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(66)	(49)
Net change in cash, cash equivalents, and restricted cash	(9)	712
Cash, cash equivalents, and restricted cash, beginning of period	3,905	2,122
Cash, cash equivalents, and restricted cash, end of period	**$ 3,896**	**$ 2,834**

The above statements of cash flows shows reported financials, which represent WBD's financial results since the closing of the Merger with the WarnerMedia business on 4/8/2022. Financials for the three and six months ended June 30, 2022 include Discovery results from 1/1/2022 through 6/30/2022 and the WarnerMedia business's results from 4/9/2022 through 6/30/2022. Financials for the three and six months ended June 30, 2021 include Discovery standalone results from 1/1/2021 through 6/30/2021, and do not include the WarnerMedia business.

9

10 Reported Financial Results Three Months Ended June 30, Unaudited; in millions 2022 2021 Net (loss) income available to Warner Bros. Discovery, Inc. $ (3,418) $ 672 Net income attributable to redeemable noncontrolling interests 3 8 Net income attributable to noncontrolling interests 7 38 Income tax (benefit) expense (836) 2 (Loss) income before income taxes (4,244) 720 Other expense (income), net 51 (105) Loss from equity investees, net 43 7 Interest expense, net 511 157 Operating (loss) income (3,639) 779 Loss (gain) on disposition 4 (72) Restructuring and other charges 1,033 7 Depreciation and amortization 2,266 341 Employee share-based compensation 147 27 Transaction and integration costs 983 35 Amortization of fair value step-up for content 870 — Adjusted EBITDA $ 1,664 $ 1,117 Reconciliation of Net (Loss) Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization

11 Definitions and Sources for Warner Bros. Discovery, Inc. (1) Pro Forma Combined Financial Information: The unaudited pro forma combined financial information in this press release presents the combined results of the Company and the WarnerMedia business as if the transaction whereby the Company acquired the WarnerMedia business ("the Merger") had been completed on January 1, 2021. Management believes reviewing our actual operating results in addition to pro forma combined results is useful in identifying trends in, or reaching conclusions regarding, the overall operating performance of our businesses. Our combined Networks, DTC, Studios, Corporate, and inter-segment eliminations pro forma combined financial information is based on the historical operating results of the respective segments and includes adjustments in accordance with Article 11 of Regulation S-X to illustrate the effects of the Merger as if it had occurred on January 1, 2021. The unaudited pro forma financial information is presented for informational purposes and is not indicative of the results of operations that would have been achieved if the Merger had occurred on January 1, 2021, nor is it indicative of future results. The unaudited pro forma combined financial information includes, where applicable, adjustments for (i) additional costs of revenues from the fair value step up of film and television library, (ii) additional amortization expense related to acquired intangible assets, (iii) additional depreciation expense from the fair value of property and equipment, (iv) adjustments for transaction costs and other one-time non-recurring costs, (v) changes to align accounting policies, and (vi) adjustments to eliminate intercompany activity. These pro forma adjustments are based on available information as of the date hereof and upon assumptions that the Company believes are reasonable to reflect the impact of the Merger with the WarnerMedia business on the Company's historical financial information on a supplemental pro forma basis. Adjustments do not include costs related to integration activities, cost savings or synergies that have been or may be achieved by the combined business. (2) Foreign Exchange Impacting Comparability: In addition to the Merger, the impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with U.S. GAAP provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with U.S. GAAP. The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2022 Baseline Rate”), and the prior year amounts translated at the same 2022 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies. (3) Adjusted EBITDA: The Company evaluates the operating performance of its operating segments based on financial measures such as revenues and Adjusted EBITDA. Adjusted EBITDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring, facility consolidation, and other charges, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations, (vii) third-party transaction and integration costs, (viii) amortization of purchase accounting fair value step-up for content, (ix) amortization of capitalized interest for content, and (x) other items impacting comparability. The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. The Company believes Adjusted EBITDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes employee share-based compensation, restructuring and other charges, certain impairment charges, gains and losses on business and asset dispositions, and transaction and integration costs from the calculation of Adjusted EBITDA due to their impact on comparability between periods. The Company also excludes the depreciation of fixed assets and amortization of intangible assets, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Adjusted EBITDA should be considered in addition to, but not a substitute for, operating income, net income and other measures of financial performance reported in accordance with U.S. GAAP.

(4) Free cash flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company believes free cash flow is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and return capital to stockholders. For the three months ended June 30, 2022 reported free cash flow represents results for Discovery for April 1 - June 30, 2022 and the WarnerMedia business for April 9 - June 30, 2022. (5) Gross debt: The Company defines gross debt as total debt plus finance leases. (6) Net leverage: Net leverage is calculated by dividing net debt (gross debt less cash, cash equivalents, and restricted cash) by the sum of the most recent four quarters Adjusted EBITDA. (7) Direct-to-Consumer ("DTC") Subscriber: The Company defines a “Core DTC Subscription” as: (i) a retail subscription to discovery+, HBO or HBO Max for which we have recognized subscription revenue, whether directly or through a third party, from a direct-to-consumer platform; (ii) a wholesale subscription to discovery+, HBO, or HBO Max for which we have recognized subscription revenue from a fixed-fee arrangement with a third party and where the individual user has activated their subscription; and (iii) a wholesale subscription to discovery+, HBO or HBO Max for which we have recognized subscription revenue on a per subscriber basis. We may refer to the aggregate number of Core DTC Subscriptions as “subscribers." We define a Domestic subscriber as a subscription based either in the United States of America or Canada. We define an International subscriber as a subscription based outside of the United States of America or Canada. The reported number of “subscribers” included herein and the definition of “Core DTC Subscription” as used herein excludes: (i) individuals who subscribe to DTC products, other than discovery+, HBO and HBO Max, that may be offered by us or by certain joint venture partners or affiliated parties from time to time; (ii) a limited number of international discovery+ subscribers that are part of non-strategic partnerships or short-term arrangements as may be identified by the Company from time to time (such subscribers may also be referred to as “non-core” subscribers); (iii) domestic and international Cinemax subscribers, and international basic HBO subscribers; and (iv) users on free trials. (8) Source: Nielsen, 2Q22 (3/28/22-6/26/22), Live+7, Total Day, P2+, 6-min qual. (9) Source: Nielsen, 2Q22 (3/28/22-6/26/22), Prime (8p-11p), L+3 Program Quarter Hour (000s), excludes breakouts. (10) SG&A expenses: SG&A expenses exclude employee share-based compensation, third-party transaction and integration costs, and amortization of fair value step-up for content. (11) Source: Nielsen, Q2 2022 (March 28, 2022 - June 26, 2022), Adults 25-54, Total Day (6a-6a), Premieres only, L+3, Duration-Weighted Delivery: “Most Watched”. (12) Source: Nielsen, Q2 2022 (March 28, 2022 - June 26, 2022), P2+, (also Households, Adults/Men/Women aged 25-54, 18-49, 18-34, 18+), Primetime (8p-11p) & Total Day (6a-6a), L+7, Duration-Weighted Delivery: “Most Watched” among Total TV portfolios. (13) ARPU: The Company defines DTC Average Revenue Per User ("ARPU") as total subscription revenue plus advertising revenue (net of advertising and programmatic commissions) for the period divided by the daily-average number of paying subscribers for the period. Where daily values are not available, the sum of beginning of period and end of period divided by two is used. Excluded from the ARPU calculation are: (i) HBO Max/HBO Hotel and Bulk Institution subscription revenue and subscribers (i.e., subscribers billed on a bulk basis); (ii) Cinemax subscription revenue and subscribers; (iii) HBO Basic subscription revenue and subscribers (International-only); (iv) Non-discovery+ DTC revenue and subscribers; and (v) Non-Core discovery+ revenue and subscribers. (14) 2022 outlook: Warner Bros. Discovery is not able to provide a reconciliation of the non-GAAP forward-looking commentary to comparable GAAP measures as, at this time, the Company cannot determine the occurrence or impact of the adjustments, such as the effect of future changes in foreign currency exchange rates or future acquisitions or divestitures that would be excluded from such GAAP measures. Source: Warner Bros. Discovery, Inc. 12 Definitions and Sources for Warner Bros. Discovery, Inc. Continued